UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3050

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On August 15, 2006, SIRVA, Inc. (“SIRVA”) issued a press release announcing, among other matters, preliminary operating results for the twelve months ended December 31, 2005 (the “Press Release”). SIRVA is in the process of finalizing its financial results for the twelve months ended December 31, 2005 and restating the financial results reported in its annual report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”). This process includes performing various closing procedures, as well as finalizing certain open items.  The completion of these procedures could result in significant adjustments to the amounts reported in the Press Release.  Therefore, all financial results for the years ended December 31, 2005 and 2004 reported in the Press Release should be considered preliminary until SIRVA completes these procedures, finalizes its financial results and subsequently files its annual report on Form 10-K for the year ended December 31, 2005 and amends its 2004 Form 10-K.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 16, 2006, SIRVA expects to hold a conference call at 9:00 a.m. (Eastern) to discuss in more detail the preliminary operating results disclosed in the Press Release (the “Conference Call”). A copy of the script to be followed during the Conference Call is attached hereto as Exhibit 99.2 (the “Script”) and is incorporated herein by reference. The Script will also be posted to SIRVA’s website at www.sirva.com. The information presented in SIRVA’s website is not a part of this current report on Form 8-K.

Both in the Press Release and on the Conference Call, in addition to discussing certain financial measures recognized under generally accepted accounting principles (“GAAP”), SIRVA provided non-GAAP financial measures as additional information for investors. These measures are not in accordance with, or an alternative for, GAAP and may be different than measures used by other companies. SIRVA provided earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) on a historical and pro forma basis. SIRVA’s management uses EBITDA for reviewing its financial results and for business planning and performance assessment. SIRVA believes that this presentation allows investors to evaluate the current operational and financial performance of SIRVA’s business. A reconciliation of EBITDA to operating income, the most directly comparable GAAP measure, is included in the Press Release.

The information in this Item 2.02 and Exhibits 99.1 and 99.2 is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in Item 4.02 of SIRVA’s current report on Form 8-K, as filed on May 16, 2006, SIRVA had included in its results of operations for the nine months ended September 30, 2005, $2.3 million of pre-tax charges representing the net effect of errors applicable to prior years.  In the course of finalizing its 2005 financial results, as SIRVA continued to adjust and record transactions that impacted its operating results for the year ended December 31, 2005, SIRVA identified an additional $0.4 million of miscellaneous errors. As a result of these errors, SIRVA previously (1) understated its income from continuing operations and net income for the year ended December 31, 2002, by approximately $7.4 million and $7.3 million, respectively, and (2) overstated its income from continuing operations and net income for the year ended December 31, 2003, by approximately $0.9 million and $1.0 million, respectively.  In addition, diluted earnings per share from continuing operations and net income were each understated by $0.14 per share in 2002 and overstated by $0.02 per share in 2003.  These errors also resulted in adjustments of approximately 1% or less to SIRVA’s income from continuing operations, net income and earnings per share for the year ended December 31, 2004. Although SIRVA continues to believe that these adjustments are not material either individually or in the aggregate, it has determined to make these adjustments, along with adjustments relating to the previously disclosed error concerning the manner in which SIRVA translated foreign currencies to measure goodwill and intangible net assets, to prior reporting periods. In addition, SIRVA continues to evaluate its internal controls and procedures to determine whether its previously reported material weaknesses resulted in these errors or whether these errors are indicative of further weaknesses in its controls and procedures.

Accordingly, SIRVA expects to file, as soon as possible, an amendment to its 2004 Form 10-K to correct these errors.

Item 7.01               Regulation FD Disclosure.

The Script (as defined in Item 2.02 above) is incorporated herein by reference.

The information in this Item 7.01 is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)          Exhibits

99.1  Press Release, dated August 15, 2006.

99.2  Script to be followed by representatives of SIRVA during a conference call with investors to be held at 9:00 a.m. (Eastern) on Wednesday, August 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.
Date: August 16, 2006
	By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release, dated August 15, 2006.
99.2	Script to be followed by representatives of SIRVA during a conference call with investors to be held at 9:00 a.m. (Eastern) on Wednesday, August 16, 2006.